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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Lamar Advertising Company on Form S-8 (File No. 333-10337) of our report dated October 17, 1997 on our audit of the National Advertising Company -- Lamar Acquisition statement of assets acquired and liabilities assumed as of August 14, 1997 and the related statement of revenues and expenses for the years ended December 31, 1996 and 1995, which report is included in this Current Report on Form 8-K/A dated October 27, 1997.




                                         /s/ Coopers & Lybrand L.L.P.



Chicago, Illinois
October 27, 1997